EXTENDED STAY AMERICA ANNOUNCES SECOND QUARTER 2020 RESULTS
-Net loss of $8.8 million
-Adjusted EBITDA1 of $74.4 million
-Comparable system-wide RevPAR decrease of 28.7%

CHARLOTTE, N.C. - August 10, 2020 (GlobeNewswire) — Extended Stay America, Inc. and ESH Hospitality, Inc. (NASDAQ:STAY) (together, the “Company”) today announced consolidated results for the three and six months ended June 30, 2020.
Second Quarter 2020 Highlights
•Net loss of $8.8 million
•Total revenues of $230.8 million
•Comparable system-wide Revenue Per Available Room (“RevPAR”) declined 28.7% to $38.38
•Comparable system-wide occupancy of 69.6%
•Adjusted EBITDA1 of $74.4 million
•Adjusted Funds From Operations ("Adjusted FFO")1 of $0.17 per diluted Paired Share
•Adjusted Paired Share Loss1 of $(0.04) per diluted Paired Share
•Comparable system-wide RevPAR index of 141, a 4,640 basis point increase

Extended Stay America’s President and Chief Executive Officer Bruce Haase, commented, “I am proud of our Company’s performance during these unprecedented times, with our second quarter comparable system-wide RevPAR decline of 28.7% being significantly better than any public hotel company in the US. System-wide occupancy levels have improved significantly off April lows to over 80% in recent weeks – approaching pre-pandemic 2019 levels – and many markets are now running positive RevPAR growth over last year. This performance illustrates the strength of our unique business model and our singular focus on the extended stay segment, unlike anyone else in the industry.”

“Since June, STAY is generating positive cash flow, and with July results showing continued improvement, we repaid our $350 million ESH REIT revolver last week. While others in the industry have deeply cut management and staff, ESA has continued to invest for the long-term growth of the Company.”
Financial and Operating Results
Total revenues for the three months ended June 30, 2020 were $230.8 million, a decrease of 28.7% over the same period in 2019 due to the impact of the COVID-19 pandemic. Total revenues for the first half of 2020 were $497.1 million, a decrease of 17.3% compared to the same period in 2019.
1 See “Disclosure Regarding Non-GAAP Financial Measures” for an explanation of non-GAAP measures included in this release (i.e., Hotel Operating Profit, Hotel Operating Margin, EBITDA, Adjusted EBITDA, Funds from Operations ("FFO"), Adjusted FFO, Adjusted FFO per diluted Paired Share, Paired Share (Loss) Income, Adjusted Paired Share (Loss) Income and Adjusted Paired Share (Loss) Income per diluted Paired Share).

Comparable system-wide RevPAR for the three months ended June 30, 2020 declined 28.7% over the same period in 2019 to $38.38, driven by a 18.3% decline in Average Daily Rate (“ADR”) and a 1,010 basis point decrease in occupancy to 69.6%. Comparable system-wide RevPAR declined 34.7%, 28.2% and 23.9% in the months of April, May and June 2020, respectively, compared to the same periods in 2019. After bottoming in mid-April, RevPAR increased each week for the remainder of the quarter. Comparable system-wide RevPAR for the first half of 2020 declined 18.1% to $41.18.

Hotel Operating Margin1 for the three months ended June 30, 2020 was 41.7% compared to 54.4% in the same period in 2019 due a decrease in RevPAR caused by the COVID-19 pandemic. Hotel Operating Margin improved from 35.2% in April 2020 to June 2020 to 45.4%. Hotel operating expenses during the second quarter of 2020 declined by 9.2% from the same period in 2019, or approximately 10% on a comparable basis. Hotel Operating Margin for the first half of 2020 was 43.8% compared to 52.4% in the same period of 2019, driven by a decrease in RevPAR due to the COVID-19 pandemic.

Net loss for the three months ended June 30, 2020 was $8.8 million compared to net income of $59.7 million for the same period in 2019. The decline in net income was due to a decline in comparable system-wide RevPAR as a result of the COVID-19 pandemic, an increase in depreciation and amortization expense, and an increase in net interest expense, partially offset by a decrease in income tax expense. Net loss for the first half of 2020 was $0.9 million, compared to net income of $88.1 million for the same period in 2019.

Adjusted EBITDA for the three months ended June 30, 2020 was $74.4 million, a decline of 51.6% compared to the same period in 2019. The decline in Adjusted EBITDA was due to a decline in Comparable system-wide RevPAR. Adjusted EBITDA for the quarter excludes non-cash equity-based compensation expense of $1.9 million, $1.6 million in loss on disposal of assets and $1.0 million in other expenses. Adjusted EBITDA for the first half of 2020 was $172.1 million compared to $270.0 million in the same period of 2019.

Adjusted FFO for the three months ended June 30, 2020 was $30.5 million, or $0.17 per diluted Paired Share, compared to $99.8 million, or $0.53 per diluted Paired Share in the same period in 2019. The decline in Adjusted FFO was due to a decline in comparable system-wide RevPAR due to the impact of the COVID-19 pandemic. Adjusted FFO for the first half of 2020 was $85.6 million, or $0.48 per diluted Paired Share, compared to $168.3 million, or $0.89 per diluted Paired Share, for the first half of 2019. Adjusted FFO, a non-GAAP measure, represents funds from operations, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share. A Paired Share entitles its holder to participate in 100% of the common equity and earnings of both Extended Stay America, Inc. and ESH Hospitality, Inc.

Adjusted Paired Share Loss for the three months ended June 30, 2020 was $6.7 million, or ($0.04) per diluted Paired Share, compared to $61.2 million in Adjusted Paired Share Income, or $0.32 per diluted Paired Share, for the same period in 2019. The decline in Adjusted Paired Share (Loss) Income per diluted Paired Share was due to a decline in comparable system-wide RevPAR, an increase in depreciation and amortization expense and an increase in net interest expense, partially offset by a decline in income tax expense. Adjusted Paired Share Income for the first half of 2020 was $5.5 million, or $0.03 per diluted Paired

Share, compared to $90.7 million, or $0.48 per diluted Paired Share, in the same period of 2019. Adjusted Paired Share Income, a non-GAAP measure, represents net income, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share.

Capital Expenditures and Balance Sheet
The Company invested $50.7 million in capital expenditures during the second quarter of 2020. This included $1.8 million in renovation capital and $21.8 million in capital for hotel development. For the first half of 2020, the Company invested $105.3 million in capital expenditures.

As of June 30, 2020, the company had $682.4 million in cash and equivalents, including $14.9 million in restricted cash, and total debt outstanding was $3.08 billion. Since the end of the second quarter, the Company has repaid its $350.0 million revolver at ESH Hospitality, Inc. in full using unrestricted cash on hand due to the strong increases in RevPAR and the improvement in the Company’s cash flow profile in recent months.

Hotel and Development Pipeline
As of June 30, 2020, the Company had a pipeline of 69 hotels representing approximately 8,400 rooms. Three Company-owned hotels and one franchised hotel opened during the second quarter.

Company Owned Pipeline & Recently Opened Hotels as of June 30, 2020
Under Option		Pre-Development		Under Construction		Total Pipeline		Opened YTD
# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms
0	0	4	504	7	888	11	1,392	4	488

Third Party Pipeline & Recently Opened Hotels as of June 30, 2020
Commitments		Applications		Executed		Total Pipeline		Opened YTD
# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms
27	3,348	4	464	27	3,184	58	6,996	2	205

Definitions
Under Option	Locations with a signed purchase and sale agreement
Pre-Development	Land purchased, permitting and/or site work
Under Construction	Hotel is under construction
Commitments	Signed commitment to build or convert a certain number of hotels by a third party, generally associated with a prior portfolio sale
Applications	Third party filed franchise application with deposit
Executed	Franchise and development application approved, geography identified and deposits paid, various stages of pre-development and/or under construction

Distributions and Share Repurchases
On August 10, 2020, the Board of Directors of ESH Hospitality, Inc. declared a $0.01 distribution to ESH Class A and B shareholders payable on September 8, 2020 to shareholders of record on August 25, 2020. Management and the Boards of

Directors of Extended Stay America, Inc. and ESH Hospitality, Inc. intend to review future Company distributions as pandemic and business conditions continue to evolve. ESH Hospitality, Inc. will continue to distribute at least 90% of its pre-tax earnings to maintain its REIT status.

The Company did not repurchase any Paired Shares during the second quarter and has $101.1 million in authorization outstanding.
Q3 and Full Year 2020 Outlook Update

Third Quarter of 2020
In millions, except %	Low	High

Comparable system-wide RevPAR	-21%	-18%

Company owned RevPAR	-22%	-19%

Adjusted EBITDA	$98	$105

Full Year 2020

In millions	Low	High

Net interest expense	$133	$133

Depreciation and amortization	$198	$203

Capital expenditures	$160	$190

Due to the significant uncertainty surrounding the COVID-19 pandemic length, severity and the pace of economic recovery, the Company will not provide a RevPAR outlook or an Adjusted EBITDA outlook for the full year 2020 at this time. Outlook for Q3 2020 and Full Year 2020 is as of August 10, 2020. Performance for the third quarter is subject to risks and uncertainties, in particular the ongoing impact of the COVID-19 pandemic, which could cause actual results to deviate materially and adversely from current trends and expectations. In such event, the Company does not expect to, and undertakes no obligation to, announce changes in expectations prior to the announcement of actual third quarter results.
Webcast and Conference Call Details
The Company will host a conference call on Tuesday, August 11, 2020 at 8:30 a.m. Eastern Time. The conference call will be webcast simultaneously in the Investor Relations section of the Company’s website at www.aboutstay.com. A replay of the call will be available for 90 days following the webcast on the Company’s website. Alternatively, the conference call can be accessed by dialing 1-877-705-6003 for domestic callers or 1-201-493-6725 for international callers. A telephone replay will be available from shortly after the call until August 18, 2020, and can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13707704.

RevPAR Index
RevPAR Index is stated as a percentage and calculated by comparing RevPAR for owned hotels or system-wide hotels to the aggregate RevPAR of a group of competing hotels generally in the same market. As such, the RevPAR Index is only a measure of RevPAR relative to certain competing hotels and not a measure of our absolute RevPAR or profitability. We subscribe to STR, Inc. ("STR"), an independent third-party service, which collects and compiles the data used to calculate RevPAR Index. We select the competing hotels included in the RevPAR Index calculation subject to STR's guidelines. The competing hotels included in STR guidelines will generally include certain hotels that are not considered part of the extended stay lodging segment of the hospitality industry and, instead, fall within the category of short-term stay hotels. STR does not endorse the Company, or any other company, and STR data should not be viewed as investment advice or as a recommendation to take a particular course of action.
Disclosure Regarding Non-GAAP Financial Measures
Hotel Operating Profit, Hotel Operating Margin, EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, Adjusted FFO per diluted Paired Share, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per diluted Paired Share (collectively, the “Non-GAAP Financial Measures”), which are detailed in the reconciliation tables that accompany this release, are used by the Company as supplemental performance measures. The Company believes these measures provide useful information to investors regarding our results of operations and allow investors to evaluate the ongoing operating performance of our hotels and facilitate comparisons between the Company and other lodging companies, hotel owners and capital-intensive companies, including those which include a REIT as part of their legal entity structure. The Non-GAAP Financial Measures are not recognized terms under U.S. GAAP. These measures as presented may not be comparable to measures calculated by other companies. These measures should not be considered as alternative measures of, or superior to, operating profit, net income, net income per share or any other measure of the Company, Extended Stay America, Inc. or ESH Hospitality, Inc. calculated in accordance with U.S. GAAP. The Company’s presentation of the Non-GAAP Financial Measures does not replace the presentation of the Company’s consolidated financial statements and other disclosures prepared in accordance with U.S. GAAP.

Forward Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements related to our expectations regarding our business performance, financial results, liquidity and capital resources, capital expenditures, Q3 2020 and full year outlook, distribution policy, plans, goals, beliefs, business trends and future events, as well as the impact of the COVID-19 pandemic, its effects on the foregoing, government actions taken in response to the pandemic and actions that we have or plan to take in response to the pandemic and other non-historical statements. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from projected results or performance implied by forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 26, 2020 and other documents of the Company on file with or furnished to the SEC, including the Company’s combined quarterly report on Form 10-Q filed on August 10, 2020. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company, its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America
Extended Stay America® is the leading brand in the mid-priced extended stay segment in the U.S. with 636 hotels. ESH Hospitality, Inc. (“ESH”), a subsidiary of Extended Stay America, Inc. (“ESA”), is the largest lodging REIT in North America by unit and room count, with 561 hotels and over 62,000 rooms in the U.S. ESA also manages or franchises an additional 75 Extended Stay America® hotels. Visit www.esa.com for more information.

Contacts
Investors or Media:
Rob Ballew
(980) 345-1546
investorrelations@esa.com

EXTENDED STAY AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2019
(In thousands, except per share data)
(Unaudited)

Three Months Ended				Six Months Ended
June 30,				June 30,
2020	2019	% Variance		2020	2019	% Variance
			REVENUES:
$219,851	$311,614	(29.4)%	Room revenues	$474,315	$578,660	(18.0)%
6,320	6,070	4.1%	Other hotel revenues	13,088	11,373	15.1%
1,218	1,447	(15.8)%	Franchise and management fees	2,497	2,672	(6.5)%
227,389	319,131	(28.7)%		489,900	592,705	(17.3)%

3,445	4,526	(23.9)%	Other revenues from franchised and managed properties	7,235	8,621	(16.1)%

230,834	323,657	(28.7)%	Total revenues	497,135	601,326	(17.3)%

			OPERATING EXPENSES:
133,435	146,907	(9.2)%	Hotel operating expenses	278,730	284,198	(1.9)%
23,103	22,287	3.7%	General and administrative expenses	47,041	45,314	3.8%
51,042	49,017	4.1%	Depreciation and amortization	101,562	97,795	3.9%
675	—	n/a	Impairment of long-lived assets	675	—	n/a

208,255	218,211	(4.6)%		428,008	427,307	0.2%

4,083	4,996	(18.3)%	Other expenses from franchised and managed properties	8,290	9,643	(14.0)%

212,338	223,207	(4.9)%	Total operating expenses	436,298	436,950	(0.1)%

1	1	—	OTHER INCOME	3	28	(89.3)%

18,497	100,451	(81.6)%	INCOME FROM OPERATIONS	60,840	164,404	(63.0)%

(302)	(171)	76.6%	OTHER NON-OPERATING (INCOME) EXPENSE	401	(349)	(214.9)%

33,621	29,766	13.0%	INTEREST EXPENSE, NET	66,306	59,370	11.7%

(14,822)	70,856	(120.9)%	(LOSS) INCOME BEFORE INCOME TAX EXPENSE	(5,867)	105,383	(105.6)%

(6,052)	11,198	(154.0)%	INCOME TAX (BENEFIT) EXPENSE	(4,942)	17,321	(128.5)%

(8,770)	59,658	(114.7)%	NET (LOSS) INCOME	(925)	88,062	(101.1)%

(3,593)	(6,161)	(41.7)%	NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(6,884)	(12,631)	(45.5)%

$(12,363)	$53,497	(123.1)%	NET (LOSS) INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC. COMMON SHAREHOLDERS	$(7,809)	$75,431	(110.4)%

$(0.07)	$0.28	(124.6)%	NET (LOSS) INCOME PER EXTENDED STAY AMERICA, INC. COMMON SHARE - DILUTED	$(0.04)	$0.40	(111.0)%

177,551	188,813		WEIGHTED-AVERAGE EXTENDED STAY AMERICA, INC. COMMON SHARES OUTSTANDING - DILUTED	177,771	188,695

			CONSOLIDATED BALANCE SHEET DATA
			AS OF JUNE 30, 2020 AND DECEMBER 31, 2019
			(In thousands)
			(unaudited)

				June 30,	December 31,
				2020	2019
			Cash and cash equivalents	$667,553	$346,812
			Restricted cash	$14,893	$14,858
			Total assets	$4,348,239	$4,030,596
			Total debt, net of unamortized deferred financing costs and debt discounts (1)	$3,033,718	$2,639,766
			Total equity	$1,102,368	$1,176,270

			(1) Unamortized deferred financing costs and debt discounts totaled $42.9 million and $46.7 million as of June 30, 2020 and December 31, 2019, respectively.

EXTENDED STAY AMERICA, INC.
OPERATING METRICS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2019
(Unaudited)

COMPARABLE SYSTEM-WIDE OPERATING METRICS (1)

Three Months Ended				Six Months Ended
June 30,				June 30,
2020	2019	Variance		2020	2019	Variance
625	625	—	Number of hotels (as of June 30)	624	624	—
68,815	68,815	—	Number of rooms (as of June 30)	68,700	68,700	—
69.6%	79.7%	(1010) bps	Comparable System-Wide Occupancy(1)	70.7%	75.6%	(490) bps
$55.17	$67.53	(18.3)%	Comparable System-Wide ADR(1)	$58.22	$66.56	(12.5)%
$38.38	$53.84	(28.7)%	Comparable System-Wide RevPAR(1)	$41.18	$50.29	(18.1)%

COMPARABLE COMPANY-OWNED OPERATING METRICS (2)

Three Months Ended				Six Months Ended
June 30				June 30
2020	2019	Variance		2020	2019	Variance
553	553	—	Number of hotels (as of June 30)	553	553	—
61,445	61,445	—	Number of rooms (as of June 30)	61,445	61,445	—
68.8%	79.9%	(1110) bps	Comparable Company-Owned Occupancy(2)	70.1%	75.7%	(560) bps
$56.61	$69.63	(18.7)%	Comparable Company-Owned ADR(2)	$59.93	$68.63	(12.7)%
$38.97	$55.62	(29.9)%	Comparable Company-Owned RevPAR(2)	$42.04	$51.94	(19.1)%

COMPANY-OWNED OPERATING METRICS(3)

Three Months Ended				Six Months Ended
June 30,				June 30,
2020	2019	Variance		2020	2019	Variance
561	554	7	Number of hotels (as of June 30)	561	554	7
62.421	61.552	869	Number of rooms (as of June 30)	62.421	61.552	869
68.7%	79.9%	(1120) bps	Company-Owned Occupancy(3)	70.1%	75.7%	(560) bps
$56.68	$69.65	(18.6)%	Company-Owned ADR(3)	$60.07	$68.64	(12.5)%
$38.96	$55.63	(30.0)%	Company-Owned RevPAR(3)	$42.09	$51.94	(19.0)%

(1) Includes hotels owned, franchised or managed for the full three and six months ended June 30, 2020 and 2019, respectively.
(2) Includes hotels owned and operated by the Company for the full three and six months ended June 30, 2020 and 2019, respectively.
(3) Includes results of operations based on the Company's owned and operated hotels during the periods presented, which is summarized below:

Date	Number of Hotels Acquired or Opened	Number of Rooms	Number of Owned Hotels(1)	Number of Owned Rooms(1)
January 1, 2019	—	—	554	61,552
November 2019	1	121	555	61,673
December 2019	2	260	557	61,933
March 2020	1	120	558	62,053
April 2020	1	120	559	62,173
June 2020	2	248	561	62,421

(1) As of end of period.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET (LOSS) INCOME TO HOTEL OPERATING PROFIT AND HOTEL OPERATING MARGIN
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2019
(In thousands)
(Unaudited)

Three Months Ended				Six Months Ended
June 30,				June 30,
2020	2019	Variance		2020	2019	Variance
$(8,770)	$59,658	(114.7)%	Net (loss) income	$(925)	$88,062	(101.1)%
(6,052)	11,198	(154.0)%	Income tax (benefit) expense	(4,942)	17,321	(128.5)%
33,621	29,766	13.0%	Interest expense, net	66,306	59,370	11.7%
(302)	(171)	76.6%	Other non-operating (income) expense	401	(349)	(214.9)%
(1)	(1)	—%	Other income	(3)	(28)	(89.3)%
675	—	n/a	Impairment of long-lived assets	675	—	n/a
51,042	49,017	4.1%	Depreciation and amortization	101,562	97,795	3.9%
23,103	22,287	3.7%	General and administrative expenses	47,041	45,314	3.8%
1,636	2,001	(18.2)%	Loss on disposal of assets(1)	4,979	3,377	47.4%
(1,218)	(1,447)	(15.8)%	Franchise and management fees	(2,497)	(2,672)	(6.5)%
638	470	35.7%	System services loss, net	1,055	1,022	3.2%
$94,372	$172,778	(45.4)%	Hotel Operating Profit	$213,652	$309,212	(30.9)%

$219,851	$311,614	(29.4)%	Room revenues	$474,315	$578,660	(18.0)%
6,320	6,070	4.1%	Other hotel revenues	13,088	11,373	15.1%
$226,171	$317,684	(28.8)%	Total room and other hotel revenues	$487,403	$590,033	(17.4)%

41.7%	54.4%	(1270) bps	Hotel Operating Margin	43.8%	52.4%	(860) bps

(1) Included in hotel operating expenses in the consolidated statements of operations.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2019
(In thousands)
(Unaudited)

Three Months Ended			Six Months Ended
June 30,			June 30,
2020	2019		2020	2019
$(8,770)	$59,658	Net (loss) income	$(925)	$88,062
33,621	29,766	Interest expense, net	66,306	59,370
(6,052)	11,198	Income tax (benefit) expense	(4,942)	17,321
51,042	49,017	Depreciation and amortization	101,562	97,795
69,841	149,639	EBITDA	162,001	262,548
1,864	2,147	Equity-based compensation	2,990	4,255
675	—	Impairment of long-lived assets	675	—
638	—	System services loss, net(1)	1,055	—
1,335	1,857	Other expense(2)	5,381	3,151
$74,353	$153,643	Adjusted EBITDA	$172,102	$269,954

(1) In light of the growth of our franchise business and in order to enhance comparability, effective January 1, 2020, the Company adopted the practice of other lodging companies with franchise businesses of excluding system services (profit) loss, net from Adjusted EBITDA; no adjustments have been made to prior period results. System services loss, net for the three and six months ended June 30, 2019, was $0.5 million and $1.0 million, respectively.

(2) Includes loss on disposal of assets, non-operating (income) expense, including foreign currency transaction costs, and certain costs associated with dispositions. Loss on disposal of assets totaled $1.6 million, $2.0 million, $5.0 million and $3.4 million, respectively.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET (LOSS) INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO FUNDS FROM OPERATIONS, ADJUSTED FUNDS FROM OPERATIONS
AND ADJUSTED FUNDS FROM OPERATIONS PER DILUTED PAIRED SHARE
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2019
(In thousands, except per share and per Paired Share data)
(Unaudited)

Three Months Ended			Six Months Ended
June 30,			June 30,
2020	2019		2020	2019
$(0.07)	$0.28	Net (loss) income per Extended Stay America, Inc. common share - diluted	$(0.04)	$0.40
$(12,363)	$53,497	Net (loss) income attributable to Extended Stay America, Inc. common shareholders	$(7,809)	$75,431
3,589	6,157	Noncontrolling interests attributable to Class B common shares of ESH REIT	6,876	12,623
49,429	47,655	Real estate depreciation and amortization	98,310	95,088
675	—	Impairment of long-lived assets	675	—
(10,822)	(7,482)	Tax effect of adjustments to net (loss) income attributable to Extended Stay America, Inc. common shareholders	(12,430)	(14,882)
30,508	99,827	Funds From Operations	85,622	168,260
$30,508	$99,827	Adjusted Funds From Operations	$85,622	$168,260

$0.17	$0.53	Adjusted Funds From Operations per Paired Share - diluted	$0.48	$0.89

177,844	188,813	Weighted average Paired Shares outstanding - diluted	178,008	188,695

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET (LOSS) INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO PAIRED SHARE (LOSS) INCOME, ADJUSTED PAIRED SHARE (LOSS) INCOME
AND ADJUSTED PAIRED SHARE (LOSS) INCOME PER DILUTED PAIRED SHARE
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2019
(In thousands, except per share and per Paired Share data)
(Unaudited)

Three Months Ended June,			Six Months Ended June,
2020	2019		2020	2019
$(0.07)	$0.28	Net (loss) income per Extended Stay America, Inc. common share - diluted	$(0.04)	$0.40
$(12,363)	$53,497	Net (loss) income attributable to Extended Stay America, Inc. common shareholders	$(7,809)	$75,431
3,589	6,157	Noncontrolling interests attributable to Class B common shares of ESH REIT	6,876	12,623
(8,774)	59,654	Paired Share (Loss) Income	(933)	88,054
675	—	Impairment of long-lived assets	675	—
638	—	System services loss, net(1)	1,055	—
1,335	1,857	Other expense(2)	5,381	3,151
(573)	(291)	Tax effect of adjustments to Paired Share (Loss) Income	(720)	(493)
$(6,699)	$61,220	Adjusted Paired Share (Loss) Income	$5,458	$90,712

$(0.04)	$0.32	Adjusted Paired Share (Loss) Income per Paired Share - diluted	$0.03	$0.48

177,551	188,813	Weighted average Paired Shares outstanding - diluted	178,008	188,695

(1) In light of the growth of our franchise business and in order to enhance comparability, effective January 1, 2020, the Company adopted the practice of other lodging companies with franchise businesses of excluding system services (profit) loss, net from Adjusted Paired Share (Loss) Income; no adjustments have been made to prior period results. System services loss, net for the three and six months ended June 30, 2019, was $0.5 million and $1.0 million, respectively.

(2) Includes loss on disposal of assets, non-operating (income) expense, including foreign currency transaction costs, and certain costs associated with dispositions. Loss on disposal of assets totaled $1.6 million, $2.0 million, $5.0 million and $3.4 million, respectively.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2019 (ACTUAL) AND 2020 (OUTLOOK)
(In thousands)
(Unaudited)

Three Months Ended		Three Months Ended September 30, 2020
September 30, 2019		(Outlook)
(Actual)		Low	High
$53,230	Net income	$11,000	$44,000
36,535	Interest expense, net	33,000	33,000
10,501	Income tax expense (benefit)(1)	(2,000)	(26,000)
49,748	Depreciation and amortization	52,000	50,000
150,014	EBITDA	94,000	101,000
1,876	Equity-based compensation	1,700	1,700
2,679	Impairment of long-lived assets	—	—
1,756	Other expense(2)	2,300	2,300
$156,325	Adjusted EBITDA	$98,000	$105,000

(1) The Q3-2020 Outlook with respect to income tax applies to absolute income tax expense (benefit) only. Due to (1) certain provisions of the CARES Act related to income tax relief, (2) a greater variability in quarterly forecasted results within the current year than in prior years and (3) a wider than usual range between the forecasted financial results of ESA, a taxable C-Corp, and ESH REIT, a non-taxable real estate investment trust (in each case due to the volatility in our performance caused by the COVID-19 pandemic), the Q3-2020 Outlook with respect to income tax does not apply to, or provide an outlook with respect to, the Company's effective tax rate or range of effective tax rates for either the three months ended September 30, 2020, or the year ended December 31, 2020.

(2) Includes loss on disposal of assets, non-operating expense (income), including foreign currency transaction costs, and certain costs associated with dispositions.